Exhibit 10.1

$550,000,000

RENEWABLE ENERGY GROUP, INC.

5.875% Senior Secured Green Notes due 2028

PURCHASE AGREEMENT

May 6, 2021

Credit Suisse Securities (USA) LLC,

    As Representative of the Several Purchasers,

        Eleven Madison Avenue,

            New York, N.Y. 10010-3629

To whom it may concern:

1.     Introductory. Renewable Energy Group, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to Credit Suisse Securities (USA) LLC (“Credit Suisse”) and the several initial purchasers named in Schedule A hereto (the “Purchasers”) for whom Credit Suisse is acting as representative (in such capacity, the “Representative”) U.S. $550,000,000 principal amount of its 5.875% Senior Secured Green Notes due 2028 (“Offered Securities”) to be issued under an indenture, to be dated as of May 20, 2021 (the “Indenture”), among the Company, the Guarantors (as defined below) and UMB Bank, N.A., as trustee (the “Trustee”) and as collateral trustee (the “Collateral Trustee”). The Company’s obligations under the Offered Securities will be irrevocable and unconditionally guaranteed, jointly and severally, as to the payment of principal and interest by the guarantors listed in Schedule C hereto (the “Guarantors” and such guarantees, the “Guarantees”). As used herein, the term “Offered Securities” shall include the Guarantees, unless the context otherwise requires.

The Offered Securities will be secured, subject to the ABL Intercreditor Agreement, Permitted Prior Liens and Permitted Liens (each as defined in the Indenture), by liens on substantially all of the existing and future property and assets of the Company and the Guarantors (collectively, the “Collateral”), as more particularly described in the General Disclosure Package (as defined below) and documented by the Security Documents, the ABL Intercreditor Agreement and the Collateral Trust Agreement (each as defined in the Indenture). On the Closing Date, the Collateral Trustee will enter into the Collateral Trust Agreement, as collateral trustee, and the ABL Intercreditor Agreement as an Authorized Representative (as defined in the Indenture) of and for the benefit of the Purchasers of the Offered Securities (and such other holders of the Offered Securities from time to time). The Liens on the Collateral securing the Offered Securities and the Guarantees will be shared equally and ratably with the other Cash Flow Obligations (as defined in the Indenture).

For purposes of this Agreement:

“Applicable Time” means 3:45 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Company that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“General Solicitation Communication” shall have the meaning set forth in Section 2 herein.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated May 4, 2021, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (the “PCAOB”) and, as applicable, the rules of The Nasdaq Stock Market LLC (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Material includes, but is not limited to, the electronic roadshow slides and the accompanying audio recording.

“Transaction Documents” means, collectively, this Agreement, the Offered Securities, the Guarantees, the Security Documents, the Collateral Trust Agreement, the ABL Intercreditor Agreement and the Indenture.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act. Any reference to the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular and specifically incorporated by reference therein, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

The Company understands that the Purchasers propose to make an offering of the Offered Securities on the terms and in the manner set forth herein and in the General Disclosure Package and agrees that the Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Offered Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the General Disclosure Package. The Offered Securities are to be offered and sold, without being registered with the Commission under the

Securities Act, to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). Pursuant to the terms of the Offered Securities and the Indenture, investors who acquire Offered Securities shall be deemed to have agreed that the Offered Securities may only be resold or otherwise transferred, after the date hereof, if such Offered Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including exemptions afforded by Rule 144A or Regulation S). The Company hereby confirms that it has authorized the use of the General Disclosure Package, the Final Offering Circular and the Supplemental Marketing Material in connection with the offer and sale of the Offered Securities by the Purchaser.

The Company and each of the Guarantors hereby agrees with the several Purchasers as follows:

2.     Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally represents and warrants to, and agrees with, the several Purchasers that:

(a)    The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular. The Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular have been prepared by the Company and the Guarantors for use by the Purchasers in connection with the offer and resale of the Offered Securities. No order or decree preventing or suspending the use of the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has been commenced or is pending, or to the knowledge of the Company and the Guarantors, threatened.

(b)    As of its date and the date of this Agreement, the Preliminary Offering Circular does not, and, as of its date and the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, nor (iii) any General Solicitation Communication, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, the General Disclosure Package, any General Solicitation Communication, or any Supplemental Marketing Material based upon written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Each of the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular, each as of (i) its respective date (or in the case of the General Disclosure Package, as of the Applicable Time) and (ii) the Closing Date, contains or will contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act. The Company’s Exchange Act Reports which have been or will be filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act and incorporated by reference in the Preliminary Offering Circular, the General Disclosure Package or Final Offering Circular do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were or are filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c)    The Company and each Guarantor has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of its respective organization, with full corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties, conduct its business as described in the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular; and each of the Company and each Guarantor is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below).

(d)    The Company has no significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) other than those set forth on Schedule D (the “Significant Subsidiaries”); the Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of its subsidiaries; other than the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity, except as disclosed in the Preliminary Offering Circular, the General Disclosure Package and the Final Offering Circular; complete and correct copies of the charters and the bylaws (or similar organizational documents) of the Company and each Significant Subsidiary and all amendments thereto have been delivered to you; all of the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims, except as disclosed in the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Circular; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding.

(e)    The Company has an authorized and outstanding capitalization as set forth in each of the General Disclosure Package and the Final Offering Circular under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(f)    The Company and each of the Guarantors have all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform their respective obligations under the Transaction Documents and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(g)    The Indenture has been duly authorized by each of the Company and each Guarantor and on the Closing Date will be duly executed and delivered by the Company and each Guarantor and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”). The Indenture will conform to the description thereof in each of the General Disclosure Package and the Final Offering Circular.

(h)    The Offered Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when the Offered Securities are authenticated in the manner provided for in the Indenture and are delivered and paid for pursuant to this Agreement on the Closing Date, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits and security provided by the Indenture and the Security Documents. The Offered Securities will conform to the description thereof in each of the General Disclosure Package and the Final Offering Circular.

(i)    The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by each such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in each of the General Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits and security provided by the Indenture.

(j)    There are no persons with registration rights or other similar rights to have any securities registered for sale or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(k)    Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described under the caption “Use of Proceeds” in the General Disclosure Package and the Final Offering Circular), this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws or similar organizational documents of the Company or such Guarantor or any agreement or other instrument binding upon the Company or any of its subsidiaries or to which any of the properties or assets of the Company or any of its subsidiaries is subject that is material to the Company and its subsidiaries, taken as a whole, or any law, statute, rule, regulation, writ, judgment, order or decree of any arbitrator, regulatory body, governmental body, agency or court or other authority, body or agency having jurisdiction over the Company or any subsidiary, or constitute a Debt Repayment Triggering Event (as defined below), and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company and the Guarantors of their respective obligations under this Agreement, except (i) such as have been obtained or made under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities, or (iii) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to each Closing Date. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(l)    There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the General Disclosure Package and the Final Offering Circular and proceedings that would not, individually or in the aggregate, have a Material Adverse Effect or on the power or ability of the Company and the Guarantors to perform their respective obligations under this Agreement or to consummate the transactions contemplated by each of the General Disclosure Package and the Final Offering Circular or (ii) that are required to be described in the General Disclosure Package and the Final Offering Circular and are not so described; and there are no statutes, regulations, contracts or other documents that would be required to be described in a registration statement on Form S-1 that is not so described in the General Disclosure Package or the Final Offering Circular.

(m)    The Company and the Guarantors are not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the General Disclosure Package and the Final Offering Circular will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n)    There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor.

(o)    (i) None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s and Guarantors’ knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering of Offered Securities in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(p)    The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(q)    (i) None of the Company, any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s or any Guarantors’ knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)     the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)     located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)     The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)     to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)     in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise).

(iii)     The Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(r)    Neither the Company nor any of its subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, and (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or any Guarantors’ knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s or any Guarantors’ knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or any Guarantors’ knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (ii) to the Company’s or any Guarantors’ knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) above, for matters which would not, individually or in the aggregate, have a Material Adverse Effect.

(s)    The Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, in order to conduct their respective businesses as described in the General Disclosure Package and the Final Offering Circular, except where failure to hold such licenses, obtain such authorizations, consents and approvals or make any necessary filings, would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(t)    The Company and each of its subsidiaries have good and marketable title to all property (real and personal) described in the General Disclosure Package and the Final Offering Circular as being owned by any of them, free and clear of any material liens, claims, security interests or other encumbrances except as disclosed in the General Disclosure Package and the Final Offering Circular; all the property (real or personal) described in the General Disclosure Package and the Final Offering Circular as being held under lease by the Company or a subsidiary is held thereby under valid, subsisting and enforceable leases.

(u)    The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the General Disclosure Package and the Final Offering Circular as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”), except where the failure to own, license or have such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect; (i) to the Company’s or any Guarantors’ knowledge, there is no material infringement by third parties of any Intellectual Property; (ii) there is no pending or, to the Company’s or any Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Guarantors’ material rights in or to any Intellectual Property; (iii) there is no pending or, to the Company’s or any Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any material Intellectual Property; (iv) there is no pending or, to the Company’s or any Guarantors’ knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the General Disclosure Package and the Final Offering Circular as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others; and (v) the Company and its subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect.

(v)    The Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s or any Guarantors’ knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance in all material respects by the Company or any subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is, to the Company’s or any Guarantors’ knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s or any Guarantors’ knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of or liability under any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of or exposure to any Hazardous Materials (as defined below); and there are no proceedings that are pending or, to the Company’s or any Guarantors’ knowledge, threatened against the Company or any of its subsidiaries under any Environmental Law in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, oils, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(w)    (i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”) except to the extent that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company or any Guarantor has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation.

(x)    Except where failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”), except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(y)    The financial statements included in each of the General Disclosure Package and the Final Offering Circular, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the General Disclosure Package and the Final Offering Circular has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The summary financial information of the Company included in the General Disclosure Package and the Final Offering Circular present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included or supporting schedules are required to be included in a registration statement on Form S-1 that is not so included in the General Disclosure Package and the Final Offering Circular.

(z)    Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries is included in the General Disclosure Package and the Final Offering Circular, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the rules and regulations thereunder, the Exchange Act, the Exchange Act Regulations and by the rules of the Public Company Accounting Oversight Board.

(aa)    The Company and its subsidiaries on a consolidated basis maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls that has been designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Final Offering Circular, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as described in the General Disclosure Package and the Final Offering Circular, the Company and its subsidiaries on a consolidated basis maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. All disclosures contained in the General Disclosure Package and the Final Offering Circular regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(bb)    Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package and the Final Offering Circular, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(cc)    There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd)    All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company, except where the failure to timely file such returns or timely pay such assessments would not, individually or in the aggregate, have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ee)    The Company and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date (as defined below); neither the Company nor any subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(ff)    Neither the Company nor any subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the General Disclosure Package and the Final Offering Memorandum, and no such termination or non-renewal has been threatened by the Company or any subsidiary or, to the Company’s or any Guarantors’ knowledge, any other party to any such contract or agreement.

(gg)    Except as disclosed in the General Disclosure Package and the Final Offering Circular, the Company and the Guarantors (i) do not have any material lending or other relationship with any bank or lending affiliate of any Purchasers and (ii) do not intend to use any of the proceeds from the sale of the Offered Securities to repay any outstanding debt owed to any affiliate of any Purchasers.

(hh)    All statistical or market-related data included in the General Disclosure Package and the Final Offering Circular are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ii)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the General Disclosure Package and the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)    Each of the Security Documents has been or will be duly authorized by the Company and the Guarantors to the extent party thereto, and, unless otherwise required under the Indenture to be executed and delivered on the Closing Date, the Collateral Trust Agreement, or any other Security Document executed on the Closing Date within the time period specified in the Indenture, the Security Documents will have been executed and delivered by the Company and the Guarantors to the extent party thereto. Each of the Collateral Trust Agreement and the ABL Intercreditor Agreement has been or will be duly authorized by the Company and the Guarantors to the extent party thereto and, on the Closing Date, will have been executed and delivered by the Company and the Guarantors to the extent party thereto. When the Security Documents, the Collateral Trust Agreement and the ABL Intercreditor Agreement have each been duly executed and delivered, each of the Security Documents, the Collateral Trust Agreement and the ABL Intercreditor Agreement shall constitute a legally valid and binding agreement of the Company and/or the applicable Guarantors, enforceable against the Company and/or the applicable Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Security Documents, when duly executed and delivered, will create in favor of the Collateral Trustee as collateral trustee under the Collateral Trust Agreement, for the benefit of itself, the Trustee, the holders of the Offered Securities and the other secured parties, valid and enforceable security interests in and liens on the Collateral to the extent required by the Indenture and the Security Documents, and upon the filing of UCC (as defined in the Indenture) financing statements in the applicable United States jurisdictions and the taking of the other actions as required under the Security Documents, the security interests in and liens on the rights, title and interest of the Company and/or the applicable Guarantors in such Collateral shall be perfected to the extent such security interests can be perfected by filing financing statements or taking such actions, and shall be, subject to the ABL Intercreditor Agreement, superior to and prior to the liens of all third persons other than the Permitted Prior Liens or as otherwise permitted in the relevant Security Document.

(kk)    Subject to compliance by the Purchasers with the representations and warranties set forth in Section 4 hereof, it is not necessary in connection with the offer and sale of the Offered Securities in the manner contemplated by this Agreement and the General Disclosure Package to register the Offered Securities under the Securities Act or to qualify the Indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended.

(ll)    Neither the Company nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation) has, directly or indirectly, solicited any offer to buy, offered or sold the Offered Securities (i) by means of any form of general solicitation or general advertising within the meaning of Regulation D of the Securities Act (a “General Solicitation Communication”), other than any such communication consented to in writing by the Representative (a “Permitted General Solicitation Communication”) and identified on Schedule E hereto, (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (iii) by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S under the Securities Act. Neither the Company nor any Guarantor has entered, and neither the Company nor any Guarantor will enter, into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(mm)     None of the Company, its affiliates (for purposes of this subsection, as such term is defined in Rule 501 under the Securities Act), or any person acting on its or any of their behalf (other than the Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Offered Securities in a manner that would require the Offered Securities to be registered under the Securities Act.

(nn)    The Offered Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date (as defined below), of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(oo)    None of the Company or any of the Guarantors has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(pp)    The Company and its subsidiaries, on a consolidated basis, are, and immediately after the Closing Date after giving pro forma effect to the offering of the Offered Securities, will be, Solvent. As used herein, the term “Solvent” means, with respect to any person, on a consolidated basis, on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

3.     Purchase, Sale and Delivery of Offered Securities.

(a)     The Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each of the Guarantors agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.000% of the principal amount thereof plus accrued interest, if any, from May 20, 2021 to the Closing Date (as hereinafter defined), the respective principal amounts of the Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

(b)     Delivery of the Notes and Payment Therefor. Payment for and delivery of the Offered Securities will be made at the offices of Latham & Watkins, LLP at 10:00 A.M. (New York City time), on May 20, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing, such time being herein referred to as the “Closing Date.”

Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Purchasers, of one or more global notes representing the Offered Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Offered Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4.     Representations by Purchasers; Resale by Purchasers.

(a)     Each Purchaser severally represents and warrants to the Company and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b)     Each Purchaser severally acknowledges that the Offered Securities have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with an exemption from the registration requirements of the Securities Act and outside the United States to, or for the account or benefit of, non-U.S. persons except in accordance with Regulation S of the Securities Act. Each Purchaser severally represents and agrees that it has sold the Offered Securities, and will sell the Offered Securities (i) as part of its distribution at any time, (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only (a) to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A in transactions meetings the requirements of Rule 144A or (b) in accordance with Rule 903. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser agrees that it and its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each

Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)     Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with its affiliates, the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company and the Guarantors.

(d)     Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) (including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) other than a Permitted General Solicitation Communication.

(e)     The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Exhibit B hereto, or (ii) does not contain any material information about the Company or any Guarantor or their securities that were provided by or on behalf of the Company or any Guarantor, it being understood and agreed that the Company and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

5.     Certain Agreements of the Company and the Guarantors. The Company and each Guarantor agree with the several Purchasers that:

(a)     Amendments and Supplements to Offering Circulars. The Company and the Guarantors will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary Offering Circular or Final Offering Circular, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication to comply with any applicable law, the Company and the Guarantors promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(b)     Issuer Free Writing Communications. The Company and each Guarantor represent and agree that, unless they obtain the prior consent of Credit Suisse, they will not (A) make any offer relating to the Offered Securities that would constitute (i) an Issuer Free Writing Communication, (ii) a General Solicitation Communication other than a Permitted General Solicitation Communication or (iii), in any manner, a public offering within the meaning of Section 4(a)(2) of the Securities Act and/or (B) engage in any directed selling effort with respect to the Offered Securities within the meaning or Regulation S, and will comply with the offering restrictions requirement of Regulation S.

(c)     Furnishing of Offering Circulars. The Company and the Guarantors will furnish to the Purchasers copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the they may reasonably request. At any time when the Company is not subject to Section 13 or 15(d), the Company and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

(d)     Blue Sky Qualifications. The Company will promptly arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required (i) to qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) to file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(e)     Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of their respective annual reports to stockholders for such year; and the Company and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company and the Guarantors as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Purchasers.

(f)     Transfer Restrictions. During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(g)     No Resales by Affiliates. During the period of one year after the Closing Date, unless permitted under Rule 144 of the Securities Act, the Company will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, unless such Offered Securities are resold in a transaction registered under the Securities Act.

(h)     No Integration. The Company and each of the Guarantors will not, and will cause their respective affiliates (for purposes of this subsection, as defined in Rule 144A under the Securities Act) not to, make any offer or sale of securities of the Company or its affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Offered Securities by the Company to the Purchasers, (ii) the resale of the Offered Securities by the Purchasers to the Subsequent Purchasers or (iii) the resale of the Offered Securities by such Subsequent Purchasers to others) the exemption afforded by Section 4(2) of the Securities Act or by Rule 144A or the safe harbor of Regulation S thereunder.

(i)     Investment Company. During the period of two years after the Closing Date, the Company and each of the Guarantors will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j)     Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay all expenses incidental to the performance of their respective obligations under this Agreement and the Indenture, and in connection with the transactions contemplated hereby, including but not limited to: (i) the fees and expenses of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Offered Securities; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) all filing fees and expenses (including reasonable and documented fees and disbursements of counsel to the Purchasers) incurred in connection with the qualification or registration of the Offered Securities for offer and sale under the securities laws or Blue Sky laws of the several states of the United States or other jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Securities; (vi) the approval of the Offered Securities by DTC for “book-entry” transfer (including documented fees and expenses of counsel for the Purchasers); (vii) all filing fees incident to and expenses (including reasonable and documented fees and disbursement of counsel to the Purchasers) in connection with the review by FINRA, if any, of the terms of the sale of the Offered Securities; (viii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (ix) the performance by the Company and the Guarantors of their respective obligations under this Agreement; and (x) the drafting, negotiating and filing fees and expenses associated with the assignment, creation and perfection of security interests, including, without limitation, financing statements and Uniform Commercial Code, tax, judgment, bankruptcy and litigation lien searches or similar reports or searches, and searches at the United States Patent and Trademark Office (or other relevant searches for Intellectual Property) together with any applicable searches related to other assets constituting Collateral, and any expenses incurred in the offering in connection therewith (including the reasonable and documented fees and expenses of counsel to the Purchasers). The Company and the Guarantors, jointly and severally, also agree to pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers, and the Company and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the

Company’s and the Guarantors’ officers and employees and any other expenses of the Company and the Guarantors including 50% of the costs and expenses of the chartering of airplanes. Except as otherwise expressly set forth in this Agreement, the Purchasers shall pay all of their own costs and expenses, including the fees of their counsel.

(k)     Use of Proceeds. The Company will use the net proceeds received in connection with this offering of Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(l)     Absence of Manipulation. The Company and each of the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Offered Securities.

(m)     Settlement. The Company and the Guarantors will use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(n)     Restriction on Sale of Securities. For a period of 90 days after the date hereof, the Company and the Guarantors will not, without the prior written consent of Credit Suisse (which consent may be withheld at the sole discretion of Credit Suisse) directly or indirectly, take any of the following actions with respect to any debt securities issued or guaranteed by the Company or such Guarantor or any securities convertible into or exchangeable or exercisable for any of its debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representative (for the avoidance of doubt, the foregoing provision shall not apply to (i) the Company’s outstanding notice of redemption for its 4.00% convertible senior notes due 2036 and the ultimate redemption thereof and (ii) the filing by the Company with the Commission of a Form S-8 related to the stock incentive plan referenced in its definitive proxy statement filed with the Commission on April 5, 2021).

(o)     Cybersecurity. If at or prior to a Closing Date, the Company or the Purchasers have knowledge or notice of, or reasonably believe there has been, any actual, potential or threatened Breach (as defined in Section 2(x)) or any other unauthorized access to or compromise of any Data (as defined in Section 2(w)) in connection with the purchase, sale and delivery of the Offered Securities (an “Actual or Potential Breach”), the Company shall notify the Purchasers and provide a reasonably detailed description of the nature of the Actual or Potential Breach. If the Representative determines in good faith that the Actual or Potential Breach could have an impact on the purchase, sale, or delivery of the Offered Securities on the Closing Date, then, upon request, the Company shall use it’s reasonable best efforts to cooperate and follow the reasonable steps and procedures provided by the Representative to redress or safeguard against such Actual or Potential Breach.

6.     Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a)     Accountants’ Comfort Letters. The Purchasers shall have received a letter of Deloitte & Touche LLP, dated the date hereof, in form and substance satisfactory to the Representative, addressed to the Purchasers confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws, and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package. In addition, on the Closing Date, the Purchasers shall have received from Deloitte & Touche LLP a “bring-down comfort letter” dated the Closing Date, addressed to the Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Circular and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.

(b)     No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 2(bb) hereof shall have occurred or shall exist, which event or condition is not described in each of the General Disclosure Package and the Final Offering Circular the effect of which, in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Circular.

(c)     No Downgrade. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading in the rating of any securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as such term is defined by the Commission in Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any Guarantor has been placed on negative outlook.

(d)     Opinion and 10b-5 Statement of Counsel for Company. On the Closing Date, the Representative shall have received an opinion letter addressed to it, dated the Closing Date, and upon which each Purchaser may rely, of each of (i) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company and certain of the Guarantors, and (ii) Nyemaster Goode, P.C., counsel for certain of the Guarantors, containing the opinions set forth on Exhibits A-1 and A-2, respectively, in each case, including assumptions, qualifications and limitations to be agreed and otherwise in the form and substance reasonably satisfactory to the Representative and in the case of the opinion letter from Pillsbury Winthrop Shaw Pittman LLC, also include the “10b-5 statement” set forth in Exhibit A-1.

(e)     Opinion and 10b-5 Statement of Counsel for Purchasers. On the Closing Date, the Purchasers shall have received from Latham & Watkins, LLP, counsel for the Purchasers, such opinion or opinions and 10b-5 statement, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the General Disclosure Package, the Final Offering Circular and such other related matters as the Representative may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)     Officers’ Certificate. On the Closing Date, the Purchasers shall have received a certificate, dated the Closing Date, of an executive officer of the Company and the Guarantors and a principal financial or accounting officer of the Company and the Guarantors in which such officers shall state that (i) the representations and warranties of the Company and the Guarantors in this Agreement are true and correct as of the Closing Date, (ii) that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) that, subsequent to the date of the most recent financial statements in the General Disclosure Package to the effect of Section 6(b) and Section 6(c).

(g)     Indenture. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Purchasers, and the Purchasers shall have received executed copies thereof.

(h)     Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Purchasers such further certificates and documents as the Purchasers may reasonably request in writing no later than five (5) business days prior to the Closing Date.

The Company and the Guarantors will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

7.     Indemnification and Contribution.

(a)     Indemnification of Purchasers. The Company and each of the Guarantors, jointly and severally, will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Purchaser Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular, the General Disclosure Package or the Final Offering Circular, in each case as amended or supplemented, any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material) or any General Solicitation Communication, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Purchaser Indemnified Party for any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below. The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have.

(b)     Indemnification of Company and the Guarantors. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, the Guarantors, each of their respective affiliates, directors, officers and each person, if any, who controls the Company or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such written information furnished by any Purchaser consists of the following information in the Preliminary Offering Circular, the General Disclosure Package and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution” the second and third sentence of paragraph 8 and paragraphs 3, 10 and 11; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement. The foregoing indemnity agreement is in addition to any liability that any Purchaser may otherwise have.

(c)     Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party and the indemnifying party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall (x) without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)     Contribution. If the indemnification provided for in this Section 7 is for any reason unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, or actions in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this Section 7(d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the offering of the Offered Securities exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The Purchasers’ obligations in this Section 7(d) to contribute are several in proportion to their respective purchase obligations as set forth in Schedule A hereto, and not joint. For purposes of this Section 7, each affiliate, director, officer and employee of any Purchaser and each person, if any, who controls any Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

8.     Default of Purchasers.

(a)     If, on the Closing Date, any Purchaser default in its obligations to purchase Offered Securities that it has agreed to purchase hereunder, the non-defaulting Purchasers may in their discretion arrange for the purchase of such Offered Securities by the non-defaulting Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Purchasers, the non-defaulting Purchasers do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Purchasers to purchase the Offered Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Purchasers notify the Company that they have so arranged for the purchase of such Offered Securities, or the Company notifies the non-defaulting Purchasers that it has so arranged for the purchase of such Offered Securities, either the non-defaulting Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to, among other things, effect any changes that, in the opinion of counsel for the Company or counsel for the Purchasers, may be necessary in the General Disclosure Package, the Final Offering Circular or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the General Disclosure Package or the Final Offering Circular that effects any such changes. As used in this Agreement, the term “Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto that, pursuant to this Section 8, purchases Offered Securities that a defaulting Purchaser agreed, but subsequently failed, to purchase.

(b)     If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of Offered Securities that remains unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of all the Offered Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Offered Securities that such Purchaser agreed to purchase hereunder plus such Purchaser’s pro rata share (based on the principal amount of Offered Securities that such Purchaser agreed to purchase hereunder) of the Offered Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; provided, however, that a non-defaulting Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Offered Securities that it agreed to purchase on the Closing Date, pursuant to the terms of Section 3 hereof.

(c)     If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Offered Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Offered Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and each Guarantor will continue to be liable for the payment of expenses as set forth in Sections 5(j) and 10 and except that the provisions of Section 7 shall not terminate and shall remain in effect.

(d)     Nothing contained herein shall relieve a defaulting Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Purchaser for damages caused by such Purchaser’s default.

9.     Termination. Prior to the Closing Date, this Agreement may be terminated by the Representative, by notice given to and received by the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the Nasdaq Stock Market , or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by order of the Commission, FINRA or any other governmental authority, (ii) trading or quotation of any securities of the Company shall have been suspended or limited by the Commission or the NASDAQ Global Market, (iii) any general banking moratorium shall have been declared by any U.S. federal, New York or Delaware authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other relevant jurisdiction shall have occurred or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any other change in U.S. or international financial, political or economic conditions, that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Circular.

10.     Reimbursement of Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Offered Securities for delivery to the Purchasers, or (b) the Agreement is terminated by the Representative in accordance with the provisions of Section 8 or 9(ii) herein, the Company and the Guarantors jointly and severally agree to reimburse the Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel to the Purchasers) incurred by the Purchasers in connection with this Agreement and the proposed purchase of the Offered Securities, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Purchasers.

11.     Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Guarantors or their respective officers and of the several Purchasers or their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities and any termination of this Agreement. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the respective obligations of the Company, the Guarantors and the Purchasers pursuant to Section 7 herein shall remain in effect.

12.     Notices. All communications hereunder shall be in writing and, (i) if sent to the Purchasers shall be mailed, delivered or telefaxed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM-Legal, and, (ii) if sent to the Company or the Guarantors shall be mailed, delivered or emailed and confirmed to the Company or the Guarantors, 416 South Bell Avenue, Ames, Iowa 50010, attention: General Counsel, with a copy by email to notice@regi.com, and an additional copy to Justin Hovey, Pillsbury Winthrop Shaw Pittman LLP, 4 Embarcadero Ctr, 22nd Floor, San Francisco California 94111; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(c) hereof against the Company as if such holders were parties thereto.

14.     Representation of Purchasers. The Representative will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.

15.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same

Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

16.     Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:

(a)     No Other Relationship. The Representative has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Guarantors, on the one hand, and the Representative, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, the Preliminary Offering Circular or the Final Offering Circular, irrespective of whether the Representative has advised or is advising the Company or the Guarantors on other matters;

(b)     Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Representative, and the Company and the Guarantors are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)     Absence of Obligation to Disclose. The Company and the Guarantors have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Guarantors and that the Representative has no obligation to disclose such interests and transactions to Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d)     Waiver. The Company and the Guarantors waive, to the fullest extent permitted by law, any claims each may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and each agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company or the Guarantors.

17.     Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.     Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R§ 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.     Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Cynthia J. Warner
	Name:	Cynthia J. Warner
	Title:	President and Chief Executive Officer

REG BIOFUELS, LLC
REG MARKETING & LOGISTICS GROUP, LLC
REG SERVICES GROUP, LLC
REG SYNTHETIC FUELS, LLC
REG LIFE SCIENCES, LLC
REG VENTURES, LLC
REG RALSTON, LLC
REG HOUSTON, LLC
REG DANVILLE, LLC
REG ALBERT LEA, LLC
REG NEWTON, LLC
REG SENECA, LLC
REG NEW BOSTON, LLC
REG MASON CITY, LLC
REG EMPORIA, LLC
REG CLOVIS, LLC
REG ATLANTA, LLC
REG OKEECHOBEE, LLC
REG GEISMAR, LLC
REG GRAYS HARBOR, LLC
REG MADISON, LLC
REG FEEDSTOCK, LLC

By:	/s/ Cynthia J. Warner
	Name:	Cynthia J. Warner
	Title:	President

REG CAPITAL, LLC

By:	/s/ Cynthia J. Warner
Name: Cynthia J. Warner
Title: President

The foregoing Purchase Agreement

    is hereby confirmed and accepted

    as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Stephen Brinkmann
Name: Stephen Brinkmann
Title: Director

Acting on behalf of itself and as the Representative of the several Purchasers

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$253,000,000
BofA Securities, Inc.	$99,000,000
Citigroup Global Markets Inc.	$99,000,000
Wells Fargo Securities, LLC	$99,000,000

Total	$550,000,000

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated May 6, 2021, a copy of which is attached hereto as Exhibit B.

SCHEDULE C

Guarantors

REG Biofuels, LLC
REG Marketing & Logistics Group, LLC
REG Services Group, LLC
REG Capital, LLC
REG Synthetic Fuels, LLC
REG Life Sciences, LLC
REG Ventures, LLC
REG Ralston, LLC
REG Houston, LLC
REG Danville, LLC
REG Albert Lea, LLC
REG Newton, LLC
REG Seneca, LLC
REG New Boston, LLC
REG Mason City, LLC
REG Emporia, LLC
REG Clovis, LLC
REG Atlanta, LLC
REG Okeechobee, LLC
REG Geismar, LLC
REG Grays Harbor, LLC
REG Madison, LLC
REG Feedstock, LLC

SCHEDULE D

Significant Subsidiaries

REG Marketing & Logistics Group, LLC
REG Capital, LLC
REG Albert Lea, LLC
REG Seneca, LLC
REG Geismar, LLC

SCHEDULE E

Permitted General Solicitation Communications

None

EXHIBIT A-1

Opinion Points and 10b5-1 Statement of Pillsbury Winthrop Shaw Pittman LLP

[***]

EXHIBIT A-2

Opinion Points of Nyemaster Goode, P.C.

[***]

EXHIBIT B

Pricing Term Sheet

Renewable Energy Group, Inc.

$550,000,000 5.875% Senior Secured Green Notes due 2028

May 6, 2021

Pricing Supplement, dated May 6, 2021, to the Preliminary Offering Circular, dated May 4, 2021 (the “Preliminary Offering Circular”), of Renewable Energy Group, Inc. (the “Issuer”). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent it is inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used in this Pricing Supplement but not defined herein have the meanings given them in the Preliminary Offering Circular.

Issuer	Renewable Energy Group, Inc.

Title of Securities	5.875% Senior Secured Green Notes due 2028 (the “notes”).

Aggregate Principal Amount	$550,000,000

Gross Proceeds	$550,000,000

Net Proceeds	$538,000,000

Ratings*	[omitted]

Distribution	144A/Regulation S for life

Maturity Date	June 1, 2028

Issue Price	100.000%, plus accrued and unpaid interest, if any, from May 20, 2021

Coupon	5.875%

Yield to Maturity	5.875%

Spread to Benchmark Treasury	465 basis points

Benchmark Treasury	2.875% UST due May 15, 2028

Interest Payment Dates	Each June 1 and December 1, commencing on December 1, 2021.

Record Dates	May 15 and November 15 of each year

Trade Date	May 6, 2021

Settlement Date

May 20, 2021 (T+10)

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next 7 business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade date to prevent a failed settlement and should consult their own advisors.

Optional Redemption	On and after June 1, 2024 and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed, if redeemed during the twelve month period beginning on June 1 of the years indicated below:

	Date	Percentage
	2024	102.938%
	2025	101.469%
	2026 and thereafter	100.000%

Optional Redemption with Equity Proceeds	Up to 35% prior to June 1, 2024 at 105.875% plus any accrued and unpaid interest

Make-Whole Redemption	Make-whole redemption at T+50 basis points prior to June 1, 2024

Change of Control	Put at 101% plus any accrued and unpaid interest

Joint Book-Running Managers	Credit Suisse Securities (USA) LLC BofA Securities, Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC

CUSIP Numbers	144A CUSIP: 75972A AD5 Regulation S CUSIP: U7600Q AA6

ISIN Numbers	144A ISIN: US75972AAD54 Regulation S ISIN: USU7600QAA68

No PRIIPs KID	Not for retail investors in the EEA. No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Other Changes to the Preliminary Offering Memorandum

•	Certain line items in the table under “Capitalization” in the Preliminary Offering Memorandum shall be replaced as follows:

As of March 31, 2021
As Adjusted (In thousands)
Cash, cash equivalents and marketable securities	$1,093,163
Notes offered hereby	$550,000
Total debt	$550,010
Total capitalization	$2,113,931

•	The following clarifying definition shall be added under “Description of Notes—Certain Definitions” in alphabetical order:

“Notes Priority Collateral” means the Cash Flow Priority Collateral and all other Collateral that is not ABL Priority Collateral.

•

Certain line items in the financial pages in the Preliminary Offering Circular are amended to read as follows. These are corrections to formatting errors and do not affect any related totals in the financial statements.

•	On Page F-6: Change in Fair Value of Contingent Consideration for the year ended December 31, 2018: $(1,117)

•	On Page F-6: Insert the following under “Other Revenues” for 2020, 2019 and 2018, respectively:

2,137,148	2,625,216	2,368,478

•	On Page F-9: Settlement of stock appreciation rights in common stock (net of 62,866 shares of treasury stock purchased)

•	On Page F-9: Conversion of restricted units to common stock (net of 143,949 shares of treasury stock purchased) for the year ended December 31, 2020 – Common Stock: 294,734

•	On Page F-10: Insert the following as a new line for Company Stockholders’ Equity for the year ended December 31, 2020 between the lines for “Stock compensation expense” and “Net income”:

Other comprehensive income	—	—	—	—	$3,154	—	$3,154

•	On Page F-20: Total deferred revenue for the year ended December 31, 2019: $631

•	On Page F-39: Insert the below for Net loss from discontinued operations available to common stockholders—Diluted for 2020:

—

•	On Page F-41: Insert in total line for 2020: $594,796

•	On Page F-42: Continuing operations for the Three Months Ended December 31, 2020: $0.60

•	On Page F-43: Continuing operations for the Three Months Ended December 31, 2020: $0.60

•	On Page F-44: Accrued expenses and other liabilities, as reported, for the three months ended March 31, 2020: $(18,277)

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the notes described in the Preliminary Offering Circular. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the notes. Please refer to the Preliminary Offering Circular for a complete description.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the notes, and it is not a solicitation of an offer to buy the notes, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.